Exhibit 10.2
                                 CONFORMED COPY


                              DATED 22nd July 1999

                                DEED OF INDEMNITY

                           (1) J L JACKSON AND OTHERS
                         (2) TOUCAN GOLD CORPORATION INC





























                                 Kingsley Napley
                                 Knights Quarter
                                14 St John's Lane
                                 London EC1M 4AJ

                               Tel: 0171 814 1200
                                Ref: 0057CLN.DPM



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Date:    22 July  1999

Parties:

1        DAVID  BLANCHFIELD  of 13 Clayton Lane Clayton  Bradford West Yorkshire
         (1) JAMES LEONARD JACKSON of 2 Parklands Studley Roger Ripon North Yorkshire HG4 3AY (2) and DAVID ROBERT WRAY of 54 New Park Road Queensbury Bradford West Yorkshire (3) ("the Covenantors")

2 TOUCAN GOLD CORPORATION INC a corporation incorporated under the laws of the State of Delaware and whose Principal Executive offices are situate at 8201 Preston Road Suite 6000 Dallas Texas 75225 USA ("the Purchaser")

Recital:

This deed is entered into pursuant to an agreement of even date made between the Covenantors (1) and the Purchaser (2) relating to the sale of all the share capital of ITIS Technologies Limited ("the Company") ("the Agreement")

Operative provisions

1        DEFINITIONS
         -----------
         In this deed the meanings of "The Principal Accounts", "The Last Accounts Date" and "Taxation" shall be the same as in the Agreement

2        INDEMNITY
         ---------

2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Purchaser to indemnify the Purchaser against:-

         0.0.1 any liability for Taxation which arises wholly or partly in respect of, or in consequence of, any acts, omissions or transactions occurring or entered into on, or before, the date of this deed or which results from, or is calculated by reference to, any income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before that date;

         0.0.2 any resultant costs (including attorneys' and accountancy fees); and


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         0.0.3    any Taxation payable by the  Company  on or in  respect of any payment made under this deed

3        EXCLUSIONS
         ----------

3.1      The indemnity in clause 2.1 shall not apply to any liability:

         0.0.1 to the extent that either an appropriate provision or reserve in respect of the liability was made in the Last Accounts or the liability was specifically referred to and quantified in the notes to those Accounts;

         0.0.2 for which the Company is, or may become, liable wholly, or primarily, as a result of transactions in the normal course of its business after the Last Accounts Date;

         0.0.3 to the extent that the liability arises as a result only of the appropriate provision or reserve in the Last Accounts being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement;

         0.0.4    to  the  extent  limited  or  excluded  by  the  provisions of
                  Schedule 6;

         0.0.5 arising as a result of any holdover election made by the Vendors and the Company in relation to the sale and purchase referred to in the Agreement

4        CONDUCT OF CLAIMS
         -----------------

4.1      The  Purchaser   shall  notify  the   Covenantors  in  writing  of  any
         information which comes to its notice, whereby it appears that the Covenantors are, or may become, liable under this deed

4.2 Subject to clause 4.3, the Purchaser shall, at the expense of the Covenantors, take or procure the Company takes such action, to contest any claim which could give rise to a liability under this deed, as the Covenantors, or a majority of them, may reasonably require

4.3 The Covenantors shall, at the request of the Purchaser, provide, to the reasonable satisfaction of the Purchaser and the Company indemnities in respect of all the costs and expenses of any action taken pursuant to clause 4.2



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5        GENERAL
         -------

5.1 This deed shall be binding on the Covenantors and their respective personal representatives

5.2 The provisions of the Agreement relating to communications shall apply to any communication to be given under, or in connection with, this deed

5.3 This Deed shall be governed by and construed in accordance with English Law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts

IN WITNESS WHEREOF this Deed has been executed by the parties hereto the day and year first before written


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EXECUTED as a DEED and DELIVERED        )
by the said JAMES LEONARD JACKSON       )       JAMES L JACKSON
in the presence of:                     )       /s/ James L  Jackson

K R PARMAR
SOLICITOR



EXECUTED as a DEED and DELIVERED        )
by the said DAVID JOHN BLANCHFIELD      )       D J BLANCHFIELD
in the presence of:                     )       /s/ D J  Blanchfield

K R PARMAR
SOLICITOR




EXECUTED as a DEED and DELIVERED        )
by the said DAVID ROBERT WRAY           )        DAVID R WRAY
in the presence of:                     )        /s/ David R  Wray





EXECUTED as a DEED by                   )
TOUCAN GOLD CORPORATION INC             )       ROBERT JEFFCOCK
acting by:                              )       /s/ Robert Jeffcock


DAVID P MOSS
SOLICITOR